EXECUTION COPY


















                      International Game Technology, Issuer


                          7.875% Senior Notes due 2004
                          8.375% Senior Notes due 2009









                                    INDENTURE




                            Dated as of May 19, 1999











                              The Bank of New York,

                                     Trustee

                                TABLE OF CONTENTS

                                                                     Page


                                    ARTICLE I

               Definitions and Incorporation by Reference
      SECTION 1.01.  Definitions.......................................1
      SECTION 1.02.  Other Definitions................................18
      SECTION 1.03.  Incorporation by Reference of
                      Trust Indenture Act.............................19
      SECTION 1.04.  Rules of Construction............................19

                                   ARTICLE II

                                 The Securities
      SECTION 2.01.  Form and Dating..................................20
      SECTION 2.02.  Execution and Authentication.....................20
      SECTION 2.03.  Registrar and Paying Agent.......................21
      SECTION 2.04.  Paying Agent To Hold Money in Trust..............21
      SECTION 2.05.  Securityholder Lists.............................22
      SECTION 2.06.  Replacement Securities...........................22
      SECTION 2.07.  Outstanding Securities...........................22
      SECTION 2.08.  Temporary Securities.............................22
      SECTION 2.09.  Cancelation......................................23
      SECTION 2.10.  Defaulted Interest...............................23
      SECTION 2.11.  CUSIP Numbers....................................23

                                   ARTICLE III

                                   Redemption
      SECTION 3.01.  Notices to Trustee...............................23
      SECTION 3.02.  Selection of Securities To Be Redeemed...........24
      SECTION 3.03.  Notice of Redemption.............................24
      SECTION 3.04.  Effect of Notice of Redemption...................25
      SECTION 3.05.  Deposit of Redemption Price......................25
      SECTION 3.06.  Securities Redeemed in Part......................25

                                   ARTICLE IV

                                    Covenants
      SECTION 4.01.  Payment of Securities............................25
      SECTION 4.02.  Limitation on Indebtedness.......................26
      SECTION 4.03.  Limitation on Liens..............................28
      SECTION 4.04.  Limitation on Sale and Leaseback
                      Transactions....................................30
      SECTION 4.05.  Put Event........................................30
      SECTION 4.06.  Change of Control Triggering Event...............32
      SECTION 4.07.  Future Subsidiary Guarantors.....................34
      SECTION 4.08.  Maintenance of Non-Investment Company
                      Status..........................................34
      SECTION 4.09.  Compliance Certificate...........................35
      SECTION 4.10.  Covenant Suspension..............................35
      SECTION 4.11.  Further Instruments and Acts.....................35



                                        i

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                                                                     Page

                                    ARTICLE V

                                Successor Company
      SECTION 5.01.  When Company May Merge or Transfer Assets........35

                                   ARTICLE VI

                              Defaults and Remedies
      SECTION 6.01.  Events of Default................................36
      SECTION 6.02.  Acceleration.....................................38
      SECTION 6.03.  Other Remedies...................................38
      SECTION 6.04.  Waiver of Past Defaults..........................39
      SECTION 6.05.  Control by Majority..............................39
      SECTION 6.06.  Limitation on Suits..............................39
      SECTION 6.07.  Rights of Holders To Receive Payment.............39
      SECTION 6.08.  Collection Suit by Trustee.......................40
      SECTION 6.09.  Trustee May File Proofs of Claim.................40
      SECTION 6.10.  Priorities.......................................40
      SECTION 6.11.  Undertaking for Costs............................40
      SECTION 6.12.  Waiver of Stay or Extension Laws.................41

                                   ARTICLE VII

                                     Trustee
      SECTION 7.01.  Duties of Trustee................................41
      SECTION 7.02.  Rights of Trustee................................42
      SECTION 7.03.  Individual Rights of Trustee.....................43
      SECTION 7.04.  Trustee's Disclaimer.............................43
      SECTION 7.05.  Notice of Defaults...............................43
      SECTION 7.06.  Reports by Trustee to Holders....................43
      SECTION 7.07.  Compensation and Indemnity.......................44
      SECTION 7.08.  Replacement of Trustee...........................45
      SECTION 7.09.  Successor Trustee by Merger......................46
      SECTION 7.10.  Eligibility; Disqualification....................46
      SECTION 7.11.  Preferential Collection of Claims
                       Against Company................................46
      SECTION 7.12.  Trustee's Application for Instructions
                      from the Company................................46
      SECTION 7.13.  Reports by Trustee to Gaming Authorities.........47


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance
      SECTION 8.01.  Discharge of Liability on Securities;
                      Defeasance......................................47
      SECTION 8.02.  Conditions to Defeasance.........................48
      SECTION 8.03.  Application of Trust Money.......................49
      SECTION 8.04.  Repayment to Company.............................50
      SECTION 8.05.  Indemnity for Government Obligations.............50
      SECTION 8.06.  Reinstatement....................................50



                                       ii

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                                                                     Page

                                   ARTICLE IX

                                   Amendments
      SECTION 9.01.  Without Consent of Holders.......................50
      SECTION 9.02.  With Consent of Holders..........................51
      SECTION 9.03.  Compliance with Trust Indenture Act..............52
      SECTION 9.04.  Revocation and Effect of Consents
                      and Waivers.....................................52
      SECTION 9.05.  Notation on or Exchange of Securities............52
      SECTION 9.06.  Trustee To Sign Amendments.......................53
      SECTION 9.07.  Payment for Consent..............................53

                                    ARTICLE X

                              Subsidiary Guarantees
      SECTION 10.01.  Subsidiary Guarantees...........................53
      SECTION 10.02.  Contribution....................................55
      SECTION 10.03.  Successors and Assigns..........................55
      SECTION 10.04.  No Waiver.......................................55
      SECTION 10.05.  Modification....................................56
      SECTION 10.06.  Execution of Supplemental Indenture
                       for Subsidiary Guarantors......................56

                                   ARTICLE XI

                                  Miscellaneous
      SECTION 11.01.  Trust Indenture Act Controls....................56
      SECTION 11.02.  Notices.........................................56
      SECTION 11.03.  Communication by Holders with Other
                       Holders........................................57
      SECTION 11.04.  Certificate and Opinion as to
                       Conditions Precedent...........................57
      SECTION 11.05.  Statements Required in Certificate
                       or Opinion.....................................58
      SECTION 11.06.  When Securities Disregarded.....................58
      SECTION 11.07.  Rules by Trustee, Paying Agent
                       and Registrar..................................58
      SECTION 11.08.  Legal Holidays..................................58
      SECTION 11.09.  Governing Law...................................59
      SECTION 11.10.  No Recourse Against Others......................59
      SECTION 11.11.  Successors......................................59
      SECTION 11.12.  Multiple Originals..............................59
      SECTION 11.13.  Table of Contents; Headings.....................59


Appendix A   -   Provisions Relating to Initial Securities
                  and Exchange Securities
Exhibit 1 to
  Appendix A  -  Form of Initial Security
Exhibit A     -  Form of Exchange Security
Exhibit B     -  Form of Supplemental Indenture

                        INDENTURE dated as of May 19, 1999, among  INTERNATIONAL
                  GAME TECHNOLOGY, a Nevada corporation (the "Company"), each Subsidiary that becomes a party hereto (collectively, the "Subsidiary Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 7.875% Senior Notes due 2004 and 8.375% Senior Notes due 2009 (together, the "Initial Securities"), each to be issued as in this Indenture provided and, if and when issued pursuant to a registered private exchange for the Initial Securities, the Company's 7.875% Senior Notes due 2004 and 8.375% Senior Notes due 2009 (together, the "Exchange Securities" and, together with the Initial Securities, the "Securities"):"


                                    ARTICLE I

               Definitions and Incorporation by Reference

            SECTION 1.01.  Definitions.

            "Affiliate" of any specified Person means: any other Person directly or indirectly controlling or controlled by (including under direct or indirect common control with) such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Approved Investments" means any Investment (a) approved by the Nevada Gaming Commission and (b) rated AA (or the equivalent) or higher by S&P and Aa2 (or the equivalent) or higher by Moody's.

            "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or investments by foreign nationals mandated by applicable law) or (b) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary (other than, in the case of clauses
(a) and (b) above, (i) any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary and (ii) any disposition effected in compliance with the covenant described under Section 5.01).



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                                                                               2

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligation" and (b) in all other instances, the present value (determined in accordance with GAAP) of the total obligations of the lessee for net rental payments (after excluding amounts paid in respect of insurance, taxes, assessments, utilities, labor and similar charges not relating to payments for use of the Property) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of any date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

            "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York and Nevada.

            "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.03, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

            "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participa tions, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.




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                                                                               3


            "Change of Control" means the occurrence of any of the following events:

            (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

            (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Subsidiaries (other than sales of Investments held to fund jackpot liabilities to make lump sum payments to jackpot winners), considered as a whole, to another Person (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                  (1)  the   outstanding   Voting   Stock  of  the   Company  is
            reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

                  (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

            (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the

      Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

            (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

            "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline with respect to the notes.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

            (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

            (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if

            (A) since the beginning of such period the Company or any Subsidiary has Incurred any Indebtedness that remains outstanding or Repaid any Indebtedness or

            (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Indebtedness, then

      Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Indebtedness was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Indebtedness, EBITDA for such period shall be calculated as if the Company or such Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Indebtedness, and

      (ii) if

            (A) since the beginning of such period the Company or any Subsidiary shall have made any Asset Sale or an Invest ment (by merger or otherwise) in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of

      Property which constitutes all or substantially all of an operating unit of a business,

            (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition or

            (C) since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then

      EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisi tion as if such Asset Sale, Investment or acquisition occurred on the first date of such period.

            If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determi nation had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause
(i) above, to have Repaid during such period the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries (excluding interest expense attributable to Jackpot Liabilities), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries,

            (a) interest expense attributable to leases constitu ting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

            (b) amortization of debt discount and debt issuance cost, including commitment,

            (c) capitalized interest,

            (d) noncash interest expenses,

            (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

            (f)  net  costs  associated  with  Hedging  Obligations   (including
      amortization of fees),

            (g) Disqualified Stock Dividends,

            (h) Preferred Stock Dividends,

            (i) interest Incurred in connection with Investments in discontinued operations,

            (j) unpaid interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Subsidiary, and

            (k) the cash contributions to any employee stock owner ship plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated  Net Income"  means,  for any  period,  the net income
(loss) of the Company and its consolidated Subsi diaries; provided, however, that there shall not be included in such Consolidated Net Income:

            (a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary, except that:

                  (1) subject to the  exclusion  contained  in clause (c) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause
            (b) below), and

                  (2) the Company's  equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income,

            (b) any net income (loss) of any Subsidiary if such Subsidiary is subject to restrictions, directly or indi rectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company (which restrictions have not been permanently waived), except that:

                  (1) subject to the  exclusion  contained  in clause (c) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause), and

                  (2) the Company's  equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

            (c) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business, provided that any loss associated with the sale of U.S. Treasury securities held to fund jackpot liabilities to make lump sum payments to jackpot winners shall not be included in such Consolidated Net Income,

            (d) any extraordinary gain or loss,

            (e) any interest income from investments purchased to fund Jackpot Liabilities,

            (f) the cumulative effect of a change in accounting principles during such period, and

            (g) any noncash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights to officers, directors and employees of the Company or any Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

            "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its consolidated Subsidiaries (less applicable reserves) after deducting therefrom: (a) all current liabilities of the Company and its consolidated Subsi diaries (excluding intercompany items among the Company and its consolidated Subsidiaries and excluding any current liabilities constituting Funded Indebtedness by reason of being renewable or extendable) and (b) goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, such assets and exclusions and deductions therefrom to be in such if any, as would appear on a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the date of computation, prepared in accordance with GAAP applied on a consistent basis.

            "Credit Facilities" means, with respect to the Company or any Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Existing Credit Facilities) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

            "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrange ment designed to protect such Person against fluctuations in currency exchange rates.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

            (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

            (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

            (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the date which is 91 days after the latest Stated Maturity of any of the Securities then outstanding; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

            "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

            "Domestic Subsidiary" means any Subsidiary other than (a) a Foreign Subsidiary or (b) a Subsidiary of a Foreign Subsidiary.

            "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

            (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                  (1) the provision for taxes based on income or
            profits or utilized in computing net loss,

                  (2) Consolidated Interest Expense,

                  (3) depreciation,

                  (4) amortization, and

                  (5) any other  noncash items (other than any such noncash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

            (b) all noncash items increasing Consolidated Net Income for such period (other than any such noncash item to the extent that it will result in the receipt of cash pay ments in any future period or represents a reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, in either case taken after the Issue Date).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and noncash items of a Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

            "Event of Default" has the meaning set forth under
Section 6.01.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended.

            "Existing Credit Facilities" means the Credit Agreement dated as of May 22, 1997, as amended, supplemented or otherwise modified from time to time, by and among the Company, the lenders party thereto, The Bank of New York, as Administrative Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the other Co-Agents named therein.

            "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compul sion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of $5.0 million, by a majority of the Board of Directors of the Company and evidenced by a resolution of such Board of Directors, dated within 30 days of the relevant transaction, delivered to the Trustee.

            "Foreign Subsidiary" means any Subsidiary which is not organized under the laws of the United States of America or any

State thereof or the District of Columbia.

            "Funded Indebtedness" means, with respect to any Person, Indebtedness of such Person if such Indebtedness shall be payable more than one year from the date of such computation or shall be extendable or renewable at the option of such Person to a time more than one year after the date of computation; and all guarantees (direct or indirect) of such Indebtedness of others.

            "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

            (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of
      Certified Public Accountants,

            (b) in the statements and pronouncements of the Financial Accounting Standards Board,

            (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

            (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "Gaming Authority" means the United States federal government, any foreign government, or any state, county municipality or other political subdivision or any agency or other governmental authority thereof that now or hereafter has jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries.

            "Gaming Law" means any law, statute,  ordinance,  code,  regulation,
constitutional   provision,   rule,   order,   directive  or  other  enforcement
requirement now or hereafter in existence of any Gaming Authority.

            "Gaming License" means any license, qualification, finding of suitability, approval, franchise, or other authorization of the Company and its Subsidiaries on the date of this Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under any Gaming Laws.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrange ments, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

            (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security register described in Section 2.05.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that solely for purposes of determining compliance with Section 4.02, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (a) the principal of and premium (if any) in respect of:

                  (1) debt of such Person for money borrowed, and

                  (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

            (b)  all  Capital   Lease   Obligations   of  such  Person  and  all
      Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

            (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (d) all obligations of such Person for the reimburse ment of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

            (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (f) all  obligations  of the type referred to in clauses (a) through
      (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (g) all  obligations  of the type referred to in clauses (a) through
      (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obliga tion is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

            (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

provided, however, that notwithstanding the foregoing, there shall be excluded from the definition of Indebtedness all obligations with respect to Jackpot Liabilities but only to the extent such obligations are offset by U.S. Treasury securities, cash designated for satisfying such liabilities and other Approved Investments on the Company's balance sheet to be used to satisfy such obligations.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Indebtedness represented by a Hedging Obligation shall be equal to:

            (1) zero if such Hedging Obligation has been Incurred pursuant to clause (f) or (g) of the definition of the term Permitted Indebtedness, or

            (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

            "Indenture" means this Indenture as amended or supple mented from time to time.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

            "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

            "Issue Date" means the date on which the Securities are initially issued.

            "Jackpot Liabilities" means discounted payments due to winners for jackpots won and amounts accrued for jackpots not yet won that are contractual obligations of the Company to the extent that such liabilities are offset dollar-for-dollar by U.S. Treasury securities, cash designated for satisfying such liabilities and other Investments.

            "License Subsidiary" means IGT, the Company's Wholly
Owned Subsidiary that holds the Company's domestic Gaming
Licenses.

            "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing use fulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (inclu ding any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Secretary or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or the principal financial officer of the Company, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Refinancing Indebtedness" means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:

            (a) such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                  (1)  the  aggregate  principal  amount  (or if  Incurred  with
            original  issue  discount,   the  aggregate   accreted  value)  then
            outstanding of the Indebtedness being Refinanced, and

                  (2)  an  amount  necessary  to  pay  any  fees  and  expenses,
            including   premiums   and   defeasance   costs,   related  to  such
            Refinancing,

            (b) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,

            (c) the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being Refinanced, and

            (d) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being Refinanced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsi diary Guarantor.

            "Person" means any individual, corporation, company (including any limited liability company), association, partner ship, joint venture, trust, unincorporated organization, govern ment or any agency or political subdivision thereof or any other entity.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a prefer ence with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquida tion or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

            "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

            "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

            "Property" means, with respect to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its subsidiaries under GAAP.

            "Purchase Money Indebtedness" means Indebtedness:

            (a)   consisting  of  the  deferred   purchase  price  of  property,
      conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds; and

            (b) Incurred to finance the acquisition, construction or lease by the Company or a Subsidiary Guarantor of such Property, including additions and improvements thereto;

provided, however, that such Indebtedness is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Subsidiary Guarantor.

            "Rating Agencies" mean Moody's and S&P.

            "Rating Date" means the date which is 90 days prior to the earlier of (a) a Change of Control and (b) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

            "Rating Decline" means, with respect to the Securities, the occurrence of the following on, or within 90 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Securities are assigned an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Securities by one of the Rating Agencies shall be below an Investment Grade Rating; or (b) in the event the Securities are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the Securities by at least one of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replace ment for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Repay" means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Indebtedness. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the definition of "Consoli dated Interest Coverage Ratio", Indebtedness shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

            "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "SEC" means the Securities and Exchange Commission.

            "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

            "Shelf Approval" means an approval for continuous or delayed public offerings of securities granted to the Company, together with any related approvals granted at the same time in connection with such public offerings, by the Nevada State Gaming Control Board and the Nevada Gaming Commission pursuant to Nevada Gaming Commission Regulation 16.115, as amended.
 .

            "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

            "Spin For Cash Joint Venture" means the Company's joint venture with Anchor Gaming called Spin For Cash on the Issue Date.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

            "Subsidiary" means (a) a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indi rectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company and (b) the Spin For Cash Joint Venture.

            "Subsidiary Guarantor" means, unless released from its Subsidiary Guarantee as permitted by this Indenture, each Domestic Subsidiary that becomes a Guarantor of the Securities pursuant to Section 4.07.

            "Subsidiary Guaranty" means a Guarantee on the terms as set forth in this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the admin istration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obli gations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

            SECTION 1.02.  Other Definitions.

                                                                   Defined Term
                                                                     in Section
"Applicable Date".........................................              4.07
"Bankruptcy Law"..........................................              6.01
"Change of Control Offer".................................              4.06
"Change of Control Payment Date"..........................              4.06
"Change of Control Purchase Price"........................              4.06
"Claiming Guarantor"......................................             10.02
"Contributing Party"......................................             10.02
"covenant defeasance option"..............................              8.01
"Custodian"...............................................              6.01
"Events of Default".......................................              6.01
"Exchange Security".......................................        Appendix A

"Global Security".........................................        Appendix A
"legal defeasance option".................................              8.01
"Legal Holiday"...........................................             11.08
"Notice of Default".......................................              6.01
"Obligations".............................................             10.01
"Paying Agent"............................................              2.03
"Permitted Indebtedness"..................................              4.02
"Put Event Offer".........................................              4.05
"Put Event Payment Date"..................................              4.05
"Put Event Purchase Price"................................              4.05
"Put Fall-Away Date"......................................              4.05
"Registered Exchange Offer"...............................        Appendix A
"Registrar"...............................................              2.03
"Sale and Leaseback Transaction"..........................              4.04
"Shelf Registration Statement"............................        Appendix A
"Suspended Covenants".....................................              4.10

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "indenture securities" means the Securities and the Subsidiary Guarantees.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04.  Rules of Construction.  Unless the
context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is sub ject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

            SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authenti cation by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying

Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not out standing. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the

Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.09. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall return cancelled securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

            SECTION 2.10. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Security holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP numbers.


                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 or paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 or paragraph 6 of the Securities.

            The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemp tion date unless the Trustee consents to a shorter period or unless a shorter period is required by the applicable Gaming Authority with respect to a redemption pursuant to paragraph 6 of the Securities. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securi ties, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

            (8) that no representation is made as to the correct ness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemp tion price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.




                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying

Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the applicable Securities to the extent lawful.

            SECTION 4.02. Limitation on Indebtedness. The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

            (1) after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.50 to 1.00, or

            (2) such Indebtedness is Permitted Indebtedness.

            The term "Permitted Indebtedness" means: (a) Indebtedness of the Company evidenced by the Securities and of Subsidiary Guarantors evidenced by Subsidiary Guarantees; (b) Indebtedness of the Company under Credit Facilities, provided that the aggregate principal amount of all such Indebtedness under Credit Facilities at any one time outstanding shall not exceed $250.0 million;
(c) Indebtedness in respect of Capital Lease Obligations and Purchase Money Indebtedness, provided that (1) the aggregate principal amount of such Indebtedness does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and (2) the aggregate principal amount of all Indebtedness Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Indebtedness Incurred and then outstanding in respect of Indebtedness previously Incurred pursuant to this clause (c)) does not exceed $25.0 million; (d) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary and Indebtedness of a Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (e) Indebtedness of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or otherwise became a Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Subsidiary was acquired by the Company or otherwise became a Subsidiary and after giving effect to the Incurrence of such Indebtedness, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (1) of the first paragraph of this Section 4.02; (f) Indebtedness under Interest Rate Agreements entered into by the Company or a Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Indebtedness otherwise permitted by the terms of this Section 4.02, including the Securities; (g) Indebtedness under Currency Exchange Protection Agreements entered into by the Company or a Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Subsidiary in the ordinary course of business and not for speculative purposes; (h) Indebtedness in connection with one or more standby letters of credit, completion guarantees, performance or surety bonds and banker's acceptances issued by the Company or a Subsidiary in the ordinary course of business (including pursuant to contractual, lease, license, worker's compensation or self-insurance obligations) and not in connection with the borrowing of money or the obtaining of advances or credit; (i) any Guarantee by the Company of Indebtedness or other obligations of any of its Subsidiaries so long as the Incurrence of such Indebtedness or other obligations of such Subsidiaries is permitted under the terms of this Indenture; (j) Indebtedness arising from agreements of the Company and its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any assets, business or Subsidiary; (k) Indebtedness outstanding on the Issue Date not otherwise described in clauses (a) through (j) above; (l) Indebtedness in an aggregate  principal  amount  outstanding  at any one time not to  exceed  $25.0 million; and (m) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (1) of the first paragraph of this
Section 4.02 and clauses (a), (c), (e) and (k) above.

            Notwithstanding anything to the contrary contained in this Section 4.02,

            (a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to this Section 4.02 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations, and

            (b) the Company shall not permit any Subsidiary that is not a Subsidiary Guarantor to Incur any Indebtedness pursuant to this Section
      4.02 if the proceeds thereof are used, directly or indirectly, to Refinance any Indebtedness of the Company or any Subsidiary Guarantor.

            For purposes of determining compliance with this Section 4.02, Indebtedness need not be permitted solely by reference to one provision but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.02 permitting such Indebtedness and in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (m) of the definition thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this Section 4.02.

            SECTION 4.03. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, create, assume, Incur or suffer to exist any Lien upon any of its Property or Indebtedness or shares of Capital Stock of any Subsidiaries, whether owned at the Issue Date or thereafter acquired, without making effective provision whereby the Securities shall be secured equally and ratably with (or, at the option of the Company, prior to) any and all other obligations and Indebtedness thereby secured; provided, however, that the foregoing restriction shall not apply to:

            (a) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

            (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law on the Property of the Company or any Subsidiary arising in the ordinary course of business and securing payment of obligations which are not yet delinquent or which are being contested in good faith;

            (c) Liens on the Property of the Company or any Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the payment of Indebtedness;

            (d) Liens on Property at the time the Company or any Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary, provided that such Lien was not Incurred in connection with or in contemplation of such acquisition, and provided, further that any such Lien may not extend to any other Property of the Company or any Subsidiary except as otherwise provided herein;

            (e) Liens on the Property of a Person at the time such Person becomes a Subsidiary; provided, however, that any such

      Lien may not extend to any other Property of the Company or any other Subsidiary which is not a direct Subsidiary of such Person except as otherwise provided herein;

            (f) pledges or deposits by the Company or any Subsi diary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

            (g) Liens on Property to secure Indebtedness permitted to be Incurred pursuant to clause (c) of the definition of Permitted Indebtedness, provided that such Lien may not extend to any Property of the Company or any Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such Property;

            (h) rights of way, zoning restrictions, minor defects or irregularities in title, covenants and restrictions, licenses, easements, building restrictions and such other encumbrances or charges against real Property;

            (i) Liens arising out of judgments or decrees which involve uninsured amounts not exceeding $15.0 million (or the foreign currency equivalent) and which are being contested in good faith, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

            (j) Liens consisting of leases, subleases or licenses (including licenses of patents, trademarks and other intellectual property) granted to third parties in the ordinary course of business of the Company or any Subsidiary, and interests or title of a lessor, sublessor or licensor under any lease or license;

            (k) Liens Incurred pursuant to regulatory requirements to secure the performance of obligations of the Company or any Subsidiary in connection with liabilities to jackpot winners and potential jackpot winners;

            (l) Liens existing on the Issue date and not otherwise described in clauses (a) through (k) above; or

            (m) Liens on the Property of the Company of any Subsi diary to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (d), (e), (g) or (l) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (d), (e), (g) or (l) above, as the case may be, at the time of such Refinancing and (ii) an amount necessary to pay any premiums, fees and other expenses incurred by the Company or any Subsidiary in connection with such Refinancing.

            Notwithstanding the foregoing provisions of this Section 4.03, the Company may, and may permit any Subsidiary to, create, assume, Incur or suffer to exist any Lien upon any Property which is not excepted by clauses (a) through
(m) above without equally and ratably securing the Securities, provided that the aggregate amount of all Indebtedness then outstanding secured by such Lien and all other Liens not specifically excepted pursuant to clauses (a) through (m) above does not exceed 15% of Consolidated Net Tangible Assets at the end of the immediately preceding fiscal year of the Company.

            Further, notwithstanding the foregoing provisions, this covenant shall not prohibit any Lien on the Capital Stock of the License Subsidiary prior to the Put Fall-Away Date.

            SECTION 4.04.  Limitation on Sale and  Leaseback  Transactions.  The
Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell or transfer (other than to the Company or a Subsidiary) any Property owned on the date of this Indenture or thereafter acquired with the intention that the Company or any Subsidiary shall take back a lease thereof (a "Sale and Leaseback Transaction") unless the Company or such Subsidiary would be entitled to:

            (a) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.02; and

            (b) create a Lien on such Property securing such Attributable Debt without equally and ratably securing the Securities as required by Section 4.03.

            SECTION 4.05. Put Event. Until the earlier of (a) approval by the Nevada Gaming Authorities of an agreement by the Company as contemplated by
Section 4.03 not to grant a Lien on the Capital Stock of the License Subsidiary or (b) a registered public offering of Securities pursuant to a Shelf Approval that includes prior approval of such agreement (such earlier date being referred to herein as the "Put Fall-Away Date"), if the Company shall grant any Lien on the Capital Stock of the License Subsidiary (a "Put Event"), each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Put Event Offer") at a purchase price (the "Put Event Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Within 30 days following any Put Event, the Company shall:

      (a) cause a notice of the Put Event Offer to be sent at least once to the Dow Jones New Service or similar business news service in the United States and

      (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the security register, a notice stating:

            (1) that a Put Event has occurred and a Put Event Offer is being made pursuant to this Section 4.05 and that all Securities timely tendered will be accepted for payment;

            (2) the Put Event Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later that 60 days from the date such notice is mailed (the "Put Event Payment Date");

            (3)   the  circumstances and relevant facts regarding the Put Event;
                  and

            (4) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

            Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Put Event Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Put Event Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

            On or prior to the Put Event Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying agent, segregate and hold in trust) in cash an amount equal to the Put Event Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.05. On the Put Event Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Put Event Payment Date, mail or deliver payment to each tendering Holder of the Put Event Purchase Price. In the event that the aggregate Put Event Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Payment Agent, as the case may be, shall deliver the excess to the Company immediately after the Put Event Payment Date.

            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of securities pursuant to this section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.06. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Within 30 days following any Change of Control Triggering Event, the Company shall:

            (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

            (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the security register, a notice stating:

                  (1) that a Change of Control Triggering Event has occurred and a Change of Control  Offer is being made  pursuant  to this  Section
            4.06 and that all Securities timely tendered will be accepted for payment;

                  (2) the  Change of  Control  Purchase  Price and the  purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (4) that any Security (or portions thereof) not
            properly tendered will continue to accrue interest;

                  (5) the circumstances and relevant facts regarding
            the Change of Control Triggering Event; and

                  (6) the procedures  that Holders of Securities  must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

            Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

            On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.06. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

            Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of

Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.06 applicable to a Change of Control Offer made by the Company and purchases all of the Securities validly tendered and not withdrawn under such Change of Control Offer.

            SECTION 4.07. Future Subsidiary Guarantors. (a) The Company shall cause each Domestic Subsidiary (other than the Spin For Cash Joint Venture as long as the Company owns 50% or less of the equity interests therein) having an aggregate of $10.0 million or more of Indebtedness or Preferred Stock outstanding at any time to promptly become a Subsidiary Guarantor by causing such Subsidiary to execute and deliver to the Trustee a Supplemental Indenture in the form of Exhibit B hereto as contemplated by Section 10.06, provided that
(1) with respect to any Subsidiary acquired after the Issue Date in accordance with the terms of this Indenture, any Indebtedness or Preferred Stock outstanding on or prior to the date on which such Subsidiary was acquired by the Company (unless such Indebtedness or Preferred Stock was Incurred or issued, as applicable, as consideration, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was otherwise acquired by the Company), (2) Indebtedness in respect of Capital Lease Obligations and Purchase Money Indebtedness and (3) intercompany Indebtedness, shall not be considered for purposes of this Section 4.07.

            (b) The Company shall cause any Subsidiary that Guarantees Indebtedness of the Company (other than the Securities) to promptly become a Subsidiary Guarantor by causing such Subsidiary to execute and deliver to the Trustee a Supplemental Indenture in the form of Exhibit B hereto as contemplated by Section 10.06.

            (c) Notwithstanding the foregoing, the License Subsidiary shall not be subject to the requirements of this Section 4.07 until the earlier of such time as (1) prior approval of this Section 4.07 with respect to the License Subsidiary is received in Nevada or (2) a registered public offering of the Securities is made pursuant to a Shelf Approval that includes a prior approval of this Section 4.07 (the "Applicable Date"). Further, notwithstanding any other provision of this Article IV, until the Applicable Date, the License Subsidiary shall not Incur any Indebtedness or take any other action whatsoever that would have required it to become a Subsidiary Guarantor pursuant to this Section 4.07 but for the immediately preceding sentence.

            (d) Each Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer of all the Capital Stock in, or all or substantially all the assets of, the applicable Subsidiary Guarantor (in each case other than to the Company or an affiliate of the Company).

            SECTION 4.08. Maintenance of Non-Investment Company Status. The Company shall not at any time be or become an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or any successor law, rule or regulation.

            SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company and the Subsidiary Guarantors, if any, also shall comply with TIA ss. 314(a)(4).

            SECTION 4.10.  Covenant Suspension.  During any period
of time that:

            (a) the Securities have Investment Grade Ratings from both Rating Agencies, and

            (b) no Default or Event of Default has occurred and is continuing,

the Company and the Subsidiaries will not be subject to the covenants contained in Sections 4.02 and 4.07 (together, the "Suspended Covenants") and any Subsidiary Guarantees existing at such time shall be released. If the Company and the Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Subsidiaries will thereafter again be subject to the Suspended Covenants.

            SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge into any other Person or sell, convey, lease or transfer its Property and assets substantially as an entirety in any one transaction or series of transactions unless:

            (1) the corporation formed by such consolidation or into which the Company is merged or the Person to which the Properties and assets of the Company are so transferred shall be a corporation organized and existing under the laws of the

      United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a supplemental indenture expressly assuming the due and punctual payment when due of the principal of and interest (including Special Interest, if any) on the Securities and the performance of each of the other covenants of the Company under this Indenture;

            (2) each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture confirming the obligation of such Subsidiary Guarantor to pay the principal of and interest (including Special Interest, if any) on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee;

            (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (4) such surviving corporation or such Person, as the case may be, shall not immediately thereafter have outstanding Indebtedness secured by any Liens not permitted by this Indenture or shall have secured the Securities equally and ratably with (or, at the option of the Company, prior to) any Indebtedness secured thereby; and

            (5) in the case of a sale, conveyance, lease or other transfer of assets substantially as an entirety, such Property and assets shall have been transferred as an entirety or virtually as an entirety to one Person.


                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. The following events shall be "Events of Default":

            (1) the Company defaults in any payment of interest (including Special Interest, if any) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Company defaults in the payment of all or any part of the principal of, or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

            (3) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clauses (1) or (2)) and such failure continues for 60 days after written notice is given to the Company as specified below;

            (4) a default by the Company or any Subsidiary under any Indebtedness over $30.0 million (or its foreign currency equivalent), after the applicable grace period, which results in acceleration of the maturity of such Indebtedness, or the failure to pay any such Indebtedness at final maturity;

            (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief
            against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of
            it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of
            its creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any
            Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any
            Significant Subsidiary or for any substantial part of its Property; or

                  (C) orders the winding up or liquidation of the
            Company or any Significant Subsidiary; or

                  (D) grants any similar relief under any foreign
            laws;

      and in each such case the order or decree remains unstayed and in effect for 60 days; or

            (7) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its
      Subsidiary Guarantee.

            The foregoing will constitute Events of Default what ever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of a series then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of a series then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities of that series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities of a series by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of or interest on a Security of such series or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder of such series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders of such series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06.  Limitation on Suits.  A Securityholder
may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding of that series shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

            (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities of that series outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

            The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder of the same series or to obtain a preference or priority over another Securityholder of the same series.

            SECTION 6.07.  Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in such Holder's Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10.  Priorities.  If the Trustee collects
any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST:  to the Trustee for amounts due under
      Section 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities of that series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that series for principal and interest, respectively; and

            THIRD:  to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder of the applicable series and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11.  Undertaking for Costs.  In any suit for
the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of a series of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b)  Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

            (e) The Trustee shall not be liable for interest on any money received by it.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

            (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) a Trust Officer of the Trustee has received written notice thereof from the Company, a Subsidiary Guarantor or any Holder or
(b) a Trust Officer shall
have actual knowledge thereof.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

            (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Secur ities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 1999, and in any event prior to March 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 31 each year that complies with TIA ss. 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA ss. 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the
Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor shall jointly and severally fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Responsible Officer has actually received written notice shall not relieve the Company or any Subsidiary Guarantor of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company and the Subsidiary Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company and applicable Gaming Authorities at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property;

            (4) the Trustee otherwise becomes incapable of acting;
      or
            (5) the Trustee becomes disqualified or is found unsuitable under any applicable Gaming Law, or the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities of a series then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities of a series then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

            SECTION 7.12. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

            SECTION 7.13. Reports by Trustee to Gaming Authorities. (a) The Trustee shall promptly report the names of all Holders of the Securities to any Gaming Authorities upon request of such Gaming Authorities or the Company. The Trustee shall provide to any Gaming Authorities upon request of such Gaming Authorities or the Company, copies of all written communications from the Trustee to all Holders, notice of any Default, notice of any transfer or assignment of the Trustee's rights under this Indenture, any amendment to this Indenture or the Securities and notice of any recession, annulment or waiver in respect of an Event of Default under this Indenture.

            (b) The Trustee shall cooperate with the Company in providing information relating to the Securities or the Holders to any Gaming Authority pursuant to applicable Gaming Laws.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securi ties; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities of a series (other than Securi ties of such series replaced pursuant to Section 2.06) for cancelation or (ii) all outstanding Securities of a series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities of such series, including interest thereon to maturity or such redemption date (other than Securities of such series replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect with respect to such series of Securities. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such series of Securities on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities of a series and this Indenture with respect to such series ("legal defeasance option") or (ii) with respect to any series, its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07 and 4.08 and the operation of Sections 6.01(4), 6.01(5),
6.01(6) and 6.01(7) (but, in the case of Sections 6.01(5) and (6), with respect only to Significant Subsidiaries)("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities of the applicable series may not be accelerated because of an Event of Default. If the Company exer cises its covenant defeasance option, payment of the Securities of the applicable series may not be accelerated because of an Event of Default specified in Sections 6.01(3) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(4), 6.01(5), 6.01(6) and 6.01(7) (with respect only to Significant Subsidiaries in the case of Sections 6.01(5) and 6.01(6)). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities of the applicable series have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

            SECTION 8.02.  Conditions to Defeasance.  The Company
may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities of the applicable series to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the applicable series to maturity or redemption, as the case may be;

            (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(5) or (6) with respect to the Company or any other Person making such deposit occurs that is continuing at the end of the period;

            (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (5) the deposit does not constitute a default under any other agreement or instrument binding on the Company;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

            (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders of the applicable series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders of the applicable series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of the applicable series as contemplated by this Article VIII have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of the applicable series.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05.  Indemnity for Government Obligations.
The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors, if any, and the Trustee may amend this Indenture or the Securities of any series without notice to or consent of any Securityholder of such series:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article V;

            (3) to provide for  uncertificated  Securities  in addition to or in
      place   of   certificated   Securities;   provided,   however,   that  the
      uncertificated  Securities  are issued in registered  form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add additional Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided for herein;

            (5) to secure the Securities or add to the covenants of the Company for the benefit of the Holders or surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

            (7) to make any change that does not adversely affect the rights of any Securityholder.

            After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders of the affected series a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Company the Subsidiary Guarantors, if any, and the Trustee may amend this Indenture with respect to the Securities of any series without notice to any Securityholder of such series but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of that series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities of such series). However, without the consent of each Securityholder of a series affected thereby, an amendment may not:

            (1) change the Stated Maturity of the principal of, or any installment of interest (including Special Interest, if any) on, any Security of that series;

            (2) reduce the principal amount of or the rate of interest (including Special Interest, if any) on any Security of that series;

            (3) change the place of payment where, or the coin or currency in which, any principal of and interest (including Special Interest, if any) on any such Security of that series is payable;

            (4) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty;

            (5) reduce the amount payable upon the redemption or repurchase of any Security of that series under Article III, Section 4.05 or Section
      4.06 or, at any time after a Put Event or Change of Control Triggering Event has occurred, change the time at which any Put Event Offer or Change of

      Control Offer must be made or at which the Securities of that series must be repurchased pursuant to such Put Event Offer or Change of Control Offer;

            (6) reduce the amount of Securities of that series whose Holders must consent to an amendment or waiver; or

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders of the affected series a notice briefly describing such amendment. The failure to give such notice to all Securityholders of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

            SECTION 9.03.  Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of that series. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders of a series entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders of a series at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the

Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture with respect to a series or the Securities of a series unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                              Subsidiary Guarantees

            SECTION 10.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

            Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary

Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

            Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            Except as expressly set forth in Sections 4.07(d), 4.10 and 8.01(b), the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

            Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

            Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

            SECTION 10.02. Contribution. Each of the Company and any Subsidiary Guarantor (a "Contributing Party") agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the "Claiming Guarantor"), the Contributing Party shall indemnify the Claiming
Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to
Section 9.01, the date of the amendment hereto executed and delivered by such Subsidiary Guarantor).

            SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

            SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 10.06. Execution of Supplemental Indenture for Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.07 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.



                                   ARTICLE XI

                                  Miscellaneous

            SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

                        if to the Company:

                        International Game Technology
                        9295 Prototype Drive
                        P.O. Box 10580
                        Reno, NV 89510


                        Attention of:  Chief Financial Officer

                        if to any Subsidiary Guarantor, to such
                        Subsidiary Guarantor:

                        c/o International Game Technology
                        9295 Prototype Drive
                        P.O. Box 10580
                        Reno, NV 89510

                        if to the Trustee:

                        The Bank of New York
                        101 Barclay Street 21W
                        New York, New York 10286

                        Attention of: Corporate Trust Administration

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2)  an  Opinion  of  Counsel  in  form  and  substance   reasonably
      satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities of a series have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

            SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 11.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 11.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 11.13. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    INTERNATIONAL GAME TECHNOLOGY,


                                       by

                                      Name:
                                     Title:


                                    THE BANK OF NEW YORK, as
                                    Trustee,


                                       by

                                      Name:
                                     Title:

                                                                      APPENDIX A










FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
RELIANCE ON REGULATION S.

                    PROVISIONS RELATING TO INITIAL SECURITIES
                             AND EXCHANGE SECURITIES

      1. Definitions

      1.1  Definitions

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Definitive Security" means a certificated Initial Security or Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(c) hereto.

            "Depository" means The Depository Trust Company, its nominees and their respective successors.

            "Exchange Securities" means the Exchange Securities due 2004 and the Exchange Securities due 2009.

            "Exchange Securities due 2004" means the 7.875% Senior Notes due 2004 to be issued as provided for in this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

            "Exchange Securities due 2009" means the 8.375% Senior Notes due 2009 to be issued as provided for in this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

            "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Initial Purchasers" means the purchasers named in Schedule I to the Purchase Agreement.

            "Initial Securities" means the Initial Securities due 2004 and the Initial Securities due 2009.

            "Initial Securities due 2004" means the 7.875% Senior Notes due 2004 to be issued as provided in this Indenture.

            "Initial Securities due 2009" means the 8.375% Senior Notes due 2009 to be issued as provided in this Indenture.

            "Private  Exchange"  means the  offer by the  Company,  pursuant  to
Section 2(f) of the Registration Agreement, to issue and deliver to the Initial Purchasers, in exchange for the Initial Securities held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of the applicable Private Exchange Securities.

            "Private Exchange Securities" means the 7.875% Senior Notes due 2004 and the 8.375% Senior Notes due 2009 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Agreement.

            "Purchase Agreement" means the Purchase Agreement dated May 11, 1999, between the Company and the Initial Purchasers relating to the Initial Securities.

            "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of the applicable Exchange Securities registered under the Securities Act.

            "Registration Agreement" means the Registration Rights Agreement dated May 11, 1999, between the Company and the Initial Purchasers relating to the Securities.

            "Securities" means the Initial Securities due 2004 and the Exchange Securities due 2004, treated as a single class, and the Initial Securities due 2009 and the Exchange Securities due 2009, treated as a single class.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

            "Shelf Registration Statement" means a registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

            "Transfer Restricted Securities" means any Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

      1.2  Other Definitions

                                                             Defined in
            Term                                              Section:

"Agent Members"................................................2.1(b)
"Global Security"..............................................2.1(a)
"Regulation S".................................................2.1
"Rule 144A"....................................................2.1

      2.   The Securities

      2.1  Form and Dating

            The Initial Securities will be offered and sold by the Company pursuant to the Purchase Agreement. Unless registered under the Securities Act, the Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfers set forth therein.

            (a) Global Securities. Initial Securities shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (each, a "Global Security") without interest coupons and with the global securities legend and the restricted securities legend set forth in
Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Initial Securities due 2004 and Initial Securities due 2009, the beneficial interests in which are sold to QIBs, will initially be represented by Global Securities bearing CUSIP number 459902AD4 and 459902AG7, respectively, and Initial Securities due 2004 and Initial Securities due 2009, the beneficial interests in which are sold pursuant to Regulation S, will initially be represented by Global Securities bearing CUSIP number U45955AA6 and 445955AB4, respectively. Initial Securities due 2004 and Initial Securities due 2009, the beneficial interests in which are sold to IAIs, will initially be represented by Global Securities bearing CUSIP number 459902AE2 and 459902AH5, respectively.

            (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (c) Definitive Securities. Except as provided in Section 2.4 hereto, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

      2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities due 2004 and Initial Securities due 2009 for original issue in an aggregate principal amount of $400,000,000 and $600,000,000, respectively, and (2) the applicable Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange pursuant to the Registration Agreement, for a like principal amount of Initial Securities, upon a written order of the Company signed by two Officers, at least one of whom shall be the principal executive officer or the principal financial officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $1,000,000,000 except as provided in Section 2.07 of this Indenture.

      2.3  Transfer and Exchange.  (a)  Transfer and Exchange of
Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

            (x) to register the transfer of such Definitive Securities; or

            (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),
      (B) or (C) below, and are accompanied
      by the following additional information and documents, as applicable:

                  (A) if such  Definitive  Securities are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                  (B) if such Definitive Securities are being
            transferred to the Company, a certification to that effect; or

                  (C) if such  Definitive  Securities  are  being  trans  ferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and
            (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i) hereto.

            (b) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company).

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 hereto prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (c)  Legend.

            (i) Except as permitted by the  following  paragraphs  (ii),  (iii),
      (iv) and (v), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

     "THISSECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

     SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITU TIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(1) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

Each Definitive Security will also bear the following additional legend:

            "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                  (A) in the case of any Transfer  Restricted Security that is a
            Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) in the case of any Transfer  Restricted  Security  that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a beneficial interest in a Global Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

            (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial

      Securities or Private Exchange Securities, all requirements pertaining to legends on such Initial Securities or Private Exchange Securities will cease to apply, and an Initial Security or Private Exchange Security in global form without restricted legends will be available to the transferee of the beneficial interests in such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

            (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, Private Exchange Securities in global form with, to the extent required by applicable law, the restricted securities legend set forth in
      Exhibit 1 hereto, will be available to Holders that exchange such Initial Securities in such Private Exchange.

            (d)  Cancelation or Adjustment of Global  Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

            (e) Obligations with Respect to Transfers and Exchanges of Securities.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith

      (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.05,
      4.06 and 9.05 of this Indenture).

            (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

            (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (f)  No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any

      Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4  Definitive Securities

            (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 hereto shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository is not appointed by the Company within 90 days of such notice,(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c) hereto, bear the restricted securities legend set forth in Exhibit 1 hereto.

            (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A









                  [FORM OF FACE OF EACH INITIAL SECURITY]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPOR ATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INAS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY,
AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(1) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                         [Definitive Securities Legend]

            [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

No.                                                   [up to]** $__________


                        [7.875% Senior Note due 2004]***
                        [8.375% Senior Note due 2009]****


                                                                CUSIP No. ______

            International Game Technology, a Nevada corporation, promises to pay to [ ], or registered assigns, the principal sum [of ______ Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on May 15, [2004]*** [2009].****

            Interest Payment Dates:  May 15 and November 15.

            Record Dates:  May 1 and November 1.


            Additional provisions of this Security are set forth on the other side of this Security.


            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

[CORPORATE SEAL]


                                    INTERNATIONAL GAME TECHNOLOGY,


                                    by /s/Maureen T. Imus
                                      Name: Maureen T. Imus
                                      Title: Chief Financial Officer


                                    by_______________________________
                                      Name:
                                      Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  May 19, 1999

THE BANK OF NEW YORK,

      as Trustee, certifies
      that this is one of
      the Securities referred
      to in the Indenture.


by /s/Michele L. Russo - Assistant Treasurer
      Authorized Signatory

*     Insert for Definitive Securities.
**    Insert for Global Securities.
***   Insert for 7.875% Senior Note due 2004.
****  Insert for 8.375% Senior Note due 2009.

              [FORM OF REVERSE SIDE OF EACH INITIAL SECURITY]

                        [7.875% Senior Note due 2004]***
                        [8.375% Senior Note due 2009]****

1.  Interest

            (a) International Game Technology, a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities represented hereby plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities represented hereby to the extent lawful.

            (b) Special Interest. The holder of this Security is entitled to the benefits of the Registration Rights Agreement dated May 11, 1999, between the Company and the Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration
Statement has been filed with the Commission on or prior to the 90th day following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 210th day following the date of the original issuance of the Securities or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement have been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses
(i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate equal to 0.25% per annum. The Special Interest will be payable in cash semiannually in arrears each May 15 and November 15.


***   Insert for 7.875% Senior Note due 2004.
****  Insert for 8.375% Senior Note due 2009.

2.  Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

            Initially, The Bank of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

            The Company issued the Securities under an Indenture dated as of May 19, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

            The [7.875% Senior Notes due 2004]*** [8.375% Senior Notes due 2009]**** are senior obligations of the Company limited to $[400,000,000]*** [600,000,000]**** aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the [Initial Securities due 2004]*** [Initial Securities due 2009]**** referred to in the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur Indebtedness, create or

Incur Liens and enter into certain Sale and Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate with or merge into any other Person or sell, convey, lease or transfer its Property and assets substantially as an entirety. If the Securities receive an Investment Grade Rating, certain of the covenants in the Indenture will not be applicable to the Company and its Subsidiaries for so long as the Securities retain such Investment Grade Rating.

            The Securities will not be guaranteed when issued. Upon the occurrence of certain circumstances, a domestic subsidiary of the Company may become obligated to guarantee all amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

5.  Optional Redemption

            The Company may redeem the Securities represented hereby in whole at any time or in part from time to time at a redemption price equal to the greater of:

     (a) 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); or

     (b) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of the interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [37.5]*** [50.0]**** basis points, plus accrued and unpaid interest, if any, on the principal amount being redeemed to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). "Treasury Rate" means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

            "Comparable Treasury Price" means, with respect to any redemption date, (a) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

            "Independent Investment Banker" means Salomon Smith Barney Inc. or one of the other Reference Treasury Dealers identified in clause (a) of the definition thereof appointed by the Company.

            "Reference Treasury Dealer" means (a) each of Salomon Smith Barney Inc., BNY Capital Markets, Inc., Goldman, Sachs & Co., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

6.  Mandatory Disposition Pursuant to Gaming Laws

            If a Holder or beneficial owner of a Security is required by any Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries does business to be licensed, qualified or found suitable under applicable Gaming Laws, the Holder or beneficial owner, as the case may be, shall be obliged to apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option:

            (a) to require such Person to dispose of its Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority, or

            (b) to redeem such Securities at a redemption price equal to: (1) the lesser of (A) such Person's cost to acquire such Securities or beneficial interest therein and (B) 100% of the principal amount of such Securities or beneficial interest therein, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so required or prescribed by the applicable Gaming Authority or (2) such other amount as may be required by applicable law or by order of any applicable Gaming Authority.

            The Company will notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application for a license, qualification or a finding of suitability.

7.  Sinking Fund

            The Securities are not subject to any sinking fund.

8.  Notice of Redemption

            Subject to paragraph 6 above, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

9.    Repurchase of Securities at the Option of Holders upon Put
      Event or Change of Control Triggering Event

            Upon a Put Event or Change of Control Triggering Event, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Secur ities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities represented hereby may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities represented hereby and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities represented hereby. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Securityholder.

15.  Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of the series represented hereby then outstanding, subject to certain limitations, may declare all the Securities of the series represented hereby to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

            Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities of the series represented hereby then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities of the series represented hereby then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------

Date: ________________ Your Signature: _____________________


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   o     to the Company; or

      (2)   o     pursuant to an effective registration statement
                  under the Securities Act of 1933; or

      (3)   o     inside the United States to a "qualified
                  institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
                  144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (4)  o      outside the United States in an offshore  transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

      (5)   o     to an institutional "accredited investor" (as
                  defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

      (6)   o     pursuant to another  available  exemption from  registration provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                      --------------------------
                                         Your Signature

Signature Guarantee:

Date: ______________________          __________________________
Signature must be guaranteed              Signature of Signature
by a participant in a                     Guarantee
recognized signature guaranty
medallion program

------------------------------------------------------------




           TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________             ______________________________
                                    NOTICE:  To be executed by
                                              an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


Date of    Amount of        Amount of       Principal        Signature of
Exchange   decrease in      increase in     amount of        authorized
           Principal        Principal       this Global      signatory
           Amount of        Amount of       Security         of Trustee or
           this Global      this Global     following such   Securities
           Security         Security        decrease or      Custodian
                                            increase

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 (Put Event) or Section 4.06 (Change of Control Triggering Event) of the Indenture, check the box:





                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.06 of the Indenture, state the amount:

$


Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)


Signature               Guarantee:_______________________________________
                        Signature must be guaranteed by a participant in a recognized signature guaranty medallion program.

                                                                       EXHIBIT A










                           [FORM OF FACE OF SECURITY]


                           [Global Securities Legend]


            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.



                         [Definitive Securities Legend]

      [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

No.                                                   [up to]** $__________



                        [7.875% Senior Note due 2004]***
                        [8.375% Senior Note due 2009]****

                                                                CUSIP No. ______

            International Game Technology, a Nevada corporation, promises to pay to [ ], or registered assigns, the principal sum [of ________ Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on May 15, [2004]***
[2009]****.

            Interest Payment Dates:  May 15 and November 15.

            Record Dates: May 1 and November 1.

            Additional provisions of this Security are set forth on the other side of this Security.


            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


[CORPORATE SEAL]


                                    INTERNATIONAL GAME TECHNOLOGY,

                                    by
                                      Name:
                                      Title:


                                    by
                                      Name:
                                      Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  May 19, 1999

THE BANK OF NEW YORK,

      as Trustee, certifies that
      this is one of the Securities
      referred to in the Indenture.


by_________________________
      Authorized Signatory


*     Insert for Definitive Securities.
**    Insert for Global Securities.
***   Insert for 7.875% Senior Note due 2004.
****  Insert for 8.375% Senior Note due 2009.

                  [FORM OF REVERSE SIDE OF EACH  SECURITY]  [7.875%  Senior Note
                     due 2004]*** [8.375% Senior Note due 2009]****


1.  Interest.

            International Game Technology, a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities represented hereby plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities represented hereby to the extent lawful.

2.  Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


3.  Paying Agent and Registrar

            Initially, The Bank of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

            The Company issued the Securities under an Indenture dated as of May 19, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

            The [7.875% Senior Notes due 2004]*** [8.375% Senior Notes due 2009]**** are senior obligations of the Company limited to $[400,000,000]*** [600,000,000]**** aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the [Exchange Securities due 2004]*** [Exchange Securities due 2009]**** referred to in the Indenture issued in exchange for [Initial Securities due 2004]*** [Initial Securities due 2009]****. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur Indebtedness, create or Incur Liens and enter into certain Sale and Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate with or merge into any other Person or sell, convey, lease or transfer its Property and assets substantially as an entirety. If the Securities receive an Investment Grade Rating, certain of the covenants in the Indenture will not be applicable to the Company and its Subsidiaries for so long as the Securities retain such Investment Grade Rating.

            The Securities will not be guaranteed when issued. Upon the occurrence of certain circumstances, a domestic subsidiary of the Company may become obligated to guarantee all amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

5.  Optional Redemption

            The Company may redeem the Securities represented hereby in whole at any time or in part from time to time at a redemption price equal to the greater of:

      (a) 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); or

      (b) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of the interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a

            360-day year consisting of twelve 30-day months) at the Treasury Rate plus [37.5]*** [50.0]**** basis points, plus accrued and unpaid interest, if any, on the principal amount being redeemed to the redemption date (subject to the right of Holders of record on the relevant  record  date  to  receive  interest  due on  the  relevant
            interest   payment  date  that  is  on  or  prior  to  the  date  of
            redemption).

            "Treasury Rate" means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

            "Comparable Treasury Price" means, with respect to any redemption date, (a) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

            "Independent Investment Banker" means Salomon Smith
Barney
Inc. or one of the other Reference Treasury Dealers identified in clause (a) of the definition thereof appointed by the Company.

            "Reference Treasury Dealer" means (a) each of Salomon Smith Barney Inc., BNY Capital Markets, Inc., Goldman, Sachs & Co., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

6.  Mandatory Disposition Pursuant to Gaming Laws

If a Holder or beneficial owner of a Security is required by any Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries does business to be licensed, qualified or found suitable under applicable Gaming Laws, the Holder or beneficial owner, as the case may be, shall be obliged to apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option:

          (a) to require such Person to dispose of its Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority, or

          (b) to redeem such Securities at a redemption price equal to: (1) the lesser of (A) such Person's cost to acquire such Securities or beneficial interest therein and (B) 100% of the principal amount of such Securities or beneficial interest therein, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so required or prescribed by the applicable Gaming Authority or (2) such other amount as may be required by applicable law or by order of any applicable Gaming Authority.

            The Company will notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application for a license, qualification or a finding of suitability.

7.  Sinking Fund

            The Securities are not subject to any sinking fund.

8.  Notice of Redemption

            Subject to paragraph 6 above, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

9.    Repurchase of Securities at the Option of Holders upon Put
      Event or Change of Control Triggering Event

            Upon a Put Event or Change of Control Triggering Event, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Secur ities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.   Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.   Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

12.   Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.   Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any
Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Securityholder.

15.   Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of the series represented hereby then outstanding, subject to certain limitations, may declare all the Securities of the series represented hereby to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

            Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities of the series represented hereby then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities of the series represented hereby then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.   Governing Law

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date: ________________ Your Signature: _____________________


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


Date of    Amount of        Amount of       Principal        Signature of
Exchange   decrease in      increase in     amount of        authorized
           Principal        Principal       this Global      signatory
           Amount of        Amount of       Security         of Trustee or
           this Global      this Global     following such   Securities
           Security         Security        decrease or      Custodian
                                            increase

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 (Put Event) or Section 4.06 (Change of Control Triggering Event) of the Indenture, check the box:





                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.06 of the Indenture, state the amount:

$


Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)


Signature               Guarantee:_______________________________________
                        Signature must be guaranteed by a participant in a recognized signature guaranty medallion program.

                                                                       EXHIBIT B










                         FORM OF SUPPLEMENTAL INDENTURE


            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of , between [GUARANTOR] (the "Subsidiary Guarantor"), a subsidiary of International Game Technology (or its successor), a Nevada corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking association, as trustee under the indenture referred to below (the "Trustee").


                           W I T N E S S E T H :


            WHEREAS the Company executed and delivered to the Trustee an Indenture (the "Indenture") dated as of May 19, 1999, providing for the issuance of an aggregate principal amount of $400,000,000 of 7.875% Senior Notes due 2004 and $600,000,000 of 8.375% Senior Notes due 2009 (together, the "Securities");

            WHEREAS Section 4.07 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;


            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

            2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE

                                                                               2
OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            4.  Trustee   Makes  No   Representation.   The  Trustee   makes  no
representation as to the validity or sufficiency of this Supplemental Indenture.

            5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            6.  Effect  of  Headings.   The  Section  headings  herein  are  for
convenience only and shall not effect the construction thereof.


            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


[SUBSIDIARY GUARANTOR],

  by

    Name:
    Title:


INTERNATIONAL GAME TECHNOLOGY,

  by /s/Maureen T. Imus

    Name:  Maureen T. Imus
    Title: Chief Finanical Officer


THE BANK OF NEW YORK, as Trustee,

  by /s/Michele L. Russo

    Name:  Michele L. Russo
    Title: Assistant Treasurer